                                                                Exhibit 21.1
                           Subsidiaries of the Company

Kansas City Southern, a Delaware Corporation, has no parent. All subsidiaries of the Company listed below are included in the consolidated financial statements unless otherwise indicated

------------------------------------------ ----------------- -------------------
                                                                  State or
                                              Percentage     other Jurisdiction
                                                  Of          of Incorporation
                                              Ownership**      or Organization
------------------------------------------ ----------------- -------------------
Canama. Transportation (9)                       100         Cayman Islands
------------------------------------------ ----------------- -------------------
Caymex Transportation, Inc. (1)                  100         Delaware
------------------------------------------ ----------------- -------------------
Gateway Eastern Railway Company (1)              100         Illinois
------------------------------------------ ----------------- -------------------
Grupo Transportacion Ferroviaria
         Mexicana, S.A. de C.V. *(8)              37         Mexico
------------------------------------------ ----------------- -------------------
Joplin Union Depot *                              33         Missouri
------------------------------------------ ----------------- -------------------
KC Terminal Railway (12)                          16         Missouri
------------------------------------------ ----------------- -------------------
Mexrail, Inc. *(15)                              100         Delaware
------------------------------------------ ----------------- -------------------
Mid-South Microwave, Inc. (1)                    100         Delaware
------------------------------------------ ----------------- -------------------
NAFTA Rail, S.A. de C.V. (9)                     100         Mexico
------------------------------------------ ----------------- -------------------
North American Freight Transportation
Alliance Rail Corporation                        100         Delaware
------------------------------------------ ----------------- -------------------
PABTEX GP, LLC (2)                               100         Texas
------------------------------------------ ----------------- -------------------
PABTEX L.P. (13)                                 100         Delaware
------------------------------------------ ----------------- -------------------
Panama Canal Railway Company *(10)                42         Cayman Islands
------------------------------------------ ----------------- -------------------
Panarail Tourism Company (11)                    100         Cayman Islands
------------------------------------------ ----------------- -------------------
Port Arthur Bulk Marine Terminal Co. (5)          80         Partnership
------------------------------------------ ----------------- -------------------
Rice-Carden Corporation (1)                      100         Missouri
------------------------------------------ ----------------- -------------------
SCC Holdings, LLC (1)                            100         Delaware
------------------------------------------ ----------------- -------------------
SIS Bulk Holding, Inc. (2)                       100         Delaware
------------------------------------------ ----------------- -------------------
Southern Capital Corporation, LLC *(14)           50         Colorado
------------------------------------------ ----------------- -------------------
Southern Development Company (1)                 100         Missouri
------------------------------------------ ----------------- -------------------
Southern Industrial Services, Inc.               100         Delaware
------------------------------------------ ----------------- -------------------
The Kansas City Southern Railway Company         100         Missouri
------------------------------------------ ----------------- -------------------
The Texas Mexican Railway Company *(4)           100         Texas
------------------------------------------ ----------------- -------------------
TFM, S.A. de C.V. *(6)                            80         Mexico
------------------------------------------ ----------------- -------------------
TransFin Insurance, Ltd.                         100         Vermont
------------------------------------------ ----------------- -------------------
Trans-Serve, Inc. (2) (3)                        100         Delaware
------------------------------------------ ----------------- -------------------
Veals, Inc.                                      100         Delaware
------------------------------------------ ----------------- -------------------
Wyandotte Garage Corporation                      80         Missouri
------------------------------------------ ----------------- -------------------

*    Unconsolidated Affiliate, Accounted for Using the Equity Method

** Percentage of Ownership indicates percentage owned by the immediate parent of such entity. See footnotes below for additional information regarding our corporate structure.

(1)  Subsidiary of The Kansas City Southern Railway Company
(2)  Subsidiary of Southern Industrial Services, Inc.
(3)  Conducting business as Superior Tie & Timber
(4)  Subsidiary of Mexrail, Inc.
(5)  Subsidiary of Rice-Carden Corporation
(6)  Subsidiary of Grupo Transportacion Ferroviaria, S.A. de C.V.
(7)  Subsidiary of Southern Development Company
(8)  Unconsolidated affiliate of NAFTA Rail, S.A. de C.V.
(9)  Subsidiary of Caymex Transportation, Inc.
(10) Unconsolidated affiliate of Canama Transportation
(11) Subsidiary of Panama Canal Railway Company
(12) Unconsolidated affiliate of The Kansas City Southern Railway Company
(13) Subsidiary of SIS Bulk Holding, Inc.
(14) Unconsolidated affiliate of SCC Holdings, Inc.
(15) Subsidiary of TFM, S.A. de C.V.